United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 30, 2017

Date of Report (Date of earliest event reported)

CM Seven Star Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	333-220510	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1003-1004, 10/F, ICBC Tower Three Garden Road, Central, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: +852 6358 5597

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On October 25, 2017, the registration statement (File No. 333-220510) (the “Registration Statement”) relating to the initial public offering (“IPO”) of CM Seven Star Acquisition Corporation (the “Company”) was declared effective by the Securities and Exchange Commission. On October 30, 2017, the IPO closed. Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with Shareholder Value Fund, our sponsor (“Sponsor”), of 475,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $4,750,000.

The Private Units are identical to the Units (as defined below) sold in the IPO except that the warrants included in the Price Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by our Sponsor or its permitted transferees. Additionally, because the Private Units were issued in a private transaction, our Sponsor and its permitted transferees will be allowed to exercise the warrants included in the Private Units for cash even if a registration statement covering the Ordinary Shares issuable upon exercise of such warrants is not effective and receive unregistered Ordinary Shares. Additionally, our Sponsor agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The Sponsor was granted certain demand and piggyback registration rights in connection with the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 8.01. Other Events.

On October 30, 2017, the Company consummated its initial public offering (“IPO”) of 18,000,000 units (the “Units”). Each Unit consists of one ordinary share (the “Ordinary Shares”), one-half of a redeemable warrant, and one right to receive 1/10 of an Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $180,000,000. The Company granted the underwriters a 45-day option to purchase up to 2,700,000 additional Units to cover over-allotments, if any.

As of October 30, 2017, a total of $180,000,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of October 30, 2017 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been prepared by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 25, 2017, by and between the Registrant and EarlyBirdCapital, Inc.

4.5	Warrant Agreement, dated October 25, 2017, by and between Continental Stock Transfer & Trust Company and the Registrant

4.6	Rights Agreement, dated October 25, 2017, by and between Continental Stock Transfer & Trust Company and the Registrant

10.1	Letter Agreements by and between the Registrant and each of the initial shareholders, officers and directors of the Registrant

10.2	Investment Management Trust Account Agreement, dated October 25, 2017, by and between Continental Stock Transfer & Trust Company and the Registrant

10.3	Stock Escrow Agreement, dated October 25, 2017, among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders

10.4	Registration Rights Agreement, dated October 25, 2017, among the Registrant, Continental Stock Transfer & Trust Company and the initial shareholders

99.1	Audited Balance Sheet dated October 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2017

CM SEVEN STAR ACQUISITION CORPORATION

By: /s/ Bing Lin
Name: Bing Lin
Title: Chief Executive Officer